SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):        August 9, 2007
                                                      ____________________

Exact Name of Registrant as
  Specified in Its Charter:                  CalAmp Corp.
                                ___________________________________


          Delaware                        0-12182              95-3647070
 _____________________________          ____________         _____________
State or Other Jurisdiction of          Commission          I.R.S. Employer
Incorporation or Organization          File Number        Identification No.



Address of Principal Executive Offices:     1401 N. Rice Avenue
                                            Oxnard, CA 93030
                                           _________________________

Registrant's Telephone Number, Including
 Area Code:                                        (805) 987-9000
                                             _________________________

Former Name or Former Address,
      if Changed Since Last Report:                  Not applicable
                                             _____________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

      On August 9, 2007, CalAmp Corp. announced in a press release that it has entered into a definitive agreement to sell its TelAlert software business unit to privately-held MIR3, Inc. Total consideration for the transaction, comprised of cash, a note and preferred stock in MIR3, is valued at approximately $10 million. The transaction, which is subject to obtaining customary consents and approvals, is expected to be completed shortly. A copy of the press release is attached as Exhibit 99.1.


Item 9.01  Financial Statements and Exhibits

    (c)  Exhibits

         99.1   Press Release on August 9, 2007




                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.


                                       CALAMP CORP.



       August 9, 2007                   By: /s/ Richard K. Vitelle
    _________________                  _________________________
          Date                          Richard K. Vitelle,
                                        Vice President-Finance
                                        (Principal Financial Officer)